Exhibit 99.1
comScore Reports First Quarter 2011 Results
First quarter revenue grows 47% year-over-year
First quarter non-GAAP adjusted EBITDA increases 46% year-over-year
First quarter non-GAAP EPS reaches $0.24 per share
RESTON, VA — May 2, 2011 — comScore, Inc. (NASDAQ: SCOR), a leader in measuring the digital world, today announced financial results for the first quarter 2011.
In the first quarter of 2011, comScore achieved quarterly revenue of $53.0 million, which was an increase of 47% over the first quarter of 2010. GAAP loss before income taxes was ($2.5) million in the first quarter of 2011 and GAAP net loss was ($0.3) million, or ($0.01) per basic and diluted share. Non-GAAP net income in the first quarter of 2011 was $7.7 million, a 54% increase over the first quarter of 2010, and represented $0.24 per diluted share. Adjusted EBITDA was $9.9 million in the first quarter of 2011, an increase of 46% from adjusted EBITDA of $6.8 million in the first quarter of 2010.
Dr. Magid Abraham, comScore’s president and chief executive officer said, “With record revenue and strong overall first quarter results, the year is off to a good start. Deferred revenues grew by 42% from the first quarter of 2010 and reached a record level of $73.3 million, while free cash flow was a new quarterly record of $13.5 million. International revenue grew 97% over first quarter 2010 and now represents 23% of our total revenue. We added 55 net new customers during the quarter, and we continued to enjoy healthy renewal rates and strong revenue growth among our existing and new customers.
“We are pleased with the business momentum we are seeing and the integration of the acquisitions we made in the second half of 2010 are proceeding well. In particular, we are excited about our recent launch of our highly differentiated web analytics tool, Digital Analytix, that has received an enthusiastic customer reception.”

First Quarter 2011 Financial and Business Summary
(Dollars in millions, except per share data)

	1Q11	1Q10	Change
Revenue	$53.0	$36.1	46.8%
GAAP (Loss) Income Before Income Taxes	$(2.5)	$1.3	NM
GAAP Net (Loss) Income	$(0.3)	$0.2	NM
GAAP EPS	$(0.01)	$0.01	NM
Adjusted EBITDA*	$9.9	$6.8	45.6%
Adjusted EBITDA Margin*	18.7%	18.8%	-0.5%
Non-GAAP Net Income*	$7.7	$5.0	54.0%
Non-GAAP EPS*	$0.24	$0.16	50.0%
Operating Cash Flow	$15.1	$14.8	2.0%
Free Cash Flow*	$13.5	$13.1	3.1%
Deferred Revenue	$73.3	$51.5	42.3%
Subscription Revenue	$44.8	$30.9	45.0%
Project Revenue	$8.2	$5.2	57.7%
Existing Customer Revenue	$45.0	$32.3	39.3%
New Customer Revenue	$8.0	$3.8	110.5%
International Revenue	$12.4	$6.3	96.8%
Customer Count	1,807	1,349	34.0%

*	A complete reconciliation of GAAP to non-GAAP historical results is set forth in the attachment to this press release.
Financial Outlook
Dr. Abraham concluded, “With continued business momentum we are increasingly confident in our full year performance. As such we are increasing our anticipated full-year revenue growth to a range of 35% to 37% over 2010. We believe that with our expanding product portfolio and geographic footprint, we have considerably expanded our market opportunity and we plan to invest revenue upside in our long-term growth while still delivering healthy profitability on a full-year basis. Over the longer term, we believe our widened portfolio of best-in-breed products positions us to achieve strong top-line growth that we will be able to leverage with scale to further enhance our profitability.”
comScore’s expectations for the second quarter of 2011 are outlined in the table below:

GAAP Revenue	$57.2 million to $58.0 million
GAAP (loss) before income taxes	($5.6) million to ($6.4) million
Adjusted EBITDA*	$10.0 million to $10.8 million
Estimated fully-diluted shares	32.6 million
comScore’s expectations for full year 2011 are outlined in the table below:

GAAP Revenue	$236.2 million to $239.7 million
GAAP (loss) before income taxes	($3.2) million to ($5.8) million
Adjusted EBITDA*	$50.5 million to $53.1 million
Estimated fully-diluted shares	32.7 million

*	Reconciliations of GAAP to non-GAAP measures are set forth in the attachment to this press release.
Due to the high variability and difficulty in predicting certain items that affect GAAP net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of Adjusted EBITDA to net income (loss) on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking Adjusted EBITDA to GAAP income (loss) before income taxes is set forth in the attachment to this press release.
Conference Call Information:
Management will provide commentary on the company’s results in a conference call on Monday, May 2, 2011 at 5:00 pm ET.
The conference call and replay can be accessed by telephone and webcast as follows:
Call-in Number: 888-679-8018, Pass code 62072661
(International) 617-213-4845, Pass code 62072661
Replay Number: 888-286-8010, Pass code 89718758
(International) 617-801-6888, Pass code 89718758
Webcast (live and replay): http://ir.comscore.com/events.cfm
About comScore
comScore, Inc. (NASDAQ: SCOR) is a global leader in measuring the digital world and preferred source of digital business analytics. For more information, please visit http://www.comscore.com/companyinfo.
Non-GAAP Financial Measures
comScore reports all financial information required in accordance with generally accepted accounting principles (GAAP). comScore believes, however, that evaluating its on-going operating results will be enhanced if it also discloses certain non-GAAP information because it is useful to understand comScore’s performance, as it excludes non-cash and other charges that many investors believe may obscure comScore’s on-going operating results.

For example, comScore uses non-GAAP revenue and non-GAAP net income, which excludes stock-based compensation, amortization of acquired intangible assets, impairment of marketable securities, costs from acquisitions and restructurings, the non-cash deferred tax provision, litigation costs and gains and the purchase accounting impact on acquired deferred revenue. Nexius and Nedstat recorded deferred revenue related to past transactions for which revenue would have been recognized in future periods as revenue recognition criteria were satisfied. Purchase accounting for the acquisition requires comScore to record acquired deferred revenue to its current fair value. As a result, in post-acquisition reporting periods, the Company does not recognize the full amount of this revenue that otherwise would have been recognized by Nexius and Nedstat as independent companies. comScore has and will adjust for the effect of the deferred revenue adjustment in non-GAAP revenue and non-GAAP net income to reflect the full amount of this impact and help investors evaluate the intrinsic profitability of the business under steady state revenue accounting. comScore also reports non-GAAP EPS (diluted), which uses non-GAAP net income in lieu of GAAP net income in calculating earnings per share.
In addition, comScore believes that adjusted EBITDA is a useful measure for investors to use to evaluate its operating performance. Adjusted EBITDA comprises non-GAAP net income further adjusted to exclude the cash tax provision, depreciation, interest income (expense), net and costs and benefits not associated with ongoing operations, such as acquisition and litigation related costs and gains. A reconciliation of comScore’s GAAP results to these non-GAAP measures is included in the financial tables accompanying this release.
The company believes that adjusted EBITDA is an important indicator of the company’s operational strength and the performance of its business because it provides a link between profitability and operating cash flow. Adjusted EBITDA is also widely used by investors and analysts as a supplemental measure to evaluate the overall operating performance of companies in comScore’s industry. comScore’s management also uses adjusted EBITDA extensively as a measure of operating performance because it does not include the impact of items not directly resulting from its core operations. Moreover, the company’s management uses the measure for planning purposes, to allocate resources and to evaluate the effectiveness of the company’s business strategies and management’s performance.
The company believes that excluding certain costs from non-GAAP net income and EPS and from adjusted EBITDA provides a meaningful indication to investors of the expected on-going operating performance of the company. Specifically as it relates to acquisitions and restructurings, the exclusion of these costs reflects the expected benefits realized or to be realized upon the integration of acquired entities into comScore, and the realized benefits of the restructurings.
comScore’s management also uses free cash flow as a non-GAAP measure of the company’s operating cash flow less cash expenditures for capital spending and acquisition-related costs as a key indicator of the company’s operating cash flow performance net of these expenditures.
Whenever comScore uses such historical non-GAAP financial measures, it provides a reconciliation of historical non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these historical non-

GAAP financial measures to their most directly comparable GAAP financial measure included in the financial tables accompanying this release. Although the company provides a reconciliation of historical non-GAAP financial measures, due to the high variability and difficulty in predicting certain items that affect net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of adjusted EBITDA to net income on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking adjusted EBITDA to GAAP income (loss) before income taxes is set forth in the attachment to this press release.
These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. The use of certain non-GAAP financial measures requires management to make estimates and assumptions regarding amounts of assets and liabilities and the amounts of revenue and expense during the reporting periods. Significant estimates and assumptions are inherent in the analysis and the measurement of certain elements of non-GAAP financial measures such as the impact of purchase accounting on acquired deferred revenue and the amortization of deferred contract costs associated with acquired deferred revenue. comScore bases its estimates on historical experience and assumptions that it believes are reasonable. Actual results could differ from those estimates.
Cautionary Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, comScore’s expectations regarding the continued growth of its customer base, both organically and through acquisitions; expectations regarding continued record financial performance; expectations regarding the increased impact of international sales; expectations as to customer renewal rates; expectations as to the growth of subscription-based products resulting increased deferred revenue balances; expectations regarding the customer reception, impact and financial benefits of certain products, including Digital Analytix; expectations regarding the integration and development of new products; expectations regarding acquisitions and the resulting impacts, opportunities and benefits to comScore; expectations regarding product portfolio, geographic footprint and market opportunity expansion opportunities; expectations regarding investment in long-term growth; expectations and forecasts of future financial performance, including related growth rates and components thereof; and assumptions related to the market and economic environment and assumptions related to growth for the second quarter and the full year 2011. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: comScore’s ability to generate strong revenue and margin growth in future periods; comScore’s ability to retain existing large customers, including those gained through acquisitions, and obtain new large customers; risks related to the domestic and global economies and the effects they may have on comScore, its industry or its customers; comScore’s ability to manage its growth, including through acquisitions; the impact of changes in foreign currency exchange rates and comScore’s potential exposure; the unanticipated costs of asserting and defending comScore’s intellectual property rights; the impact of a change in methodology stemming from acquisitions or the development of new products; comScore’s ability to sell new or additional products and attract new customers; comScore’s ability to sell additional subscription-based products to customers; comScore’s ability to successfully operate in international markets; comScore’s ability to sell additional products and services to existing customers; limitations over comScore’s control of certain variables in financial forecasts such as its stock price and the resulting effect on its tax rates; and the volatility of quarterly results and expectations.
For a detailed discussion of these and other risk factors, please refer to comScore’s Annual Report on Form 10-K for the period ended December 31, 2010 and from time to time other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s Web site (http://www.sec.gov).
Stockholders of comScore are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. comScore does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.
Contact:
Kenneth Tarpey
Chief Financial Officer
comScore, Inc.
(703) 438-2305
ktarpey@comscore.com

comScore, Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2011	2010
	(unaudited)
Revenues	$52,952	$36,139

Cost of revenues (excludes amortization of intangible assets resulting from acquisitions shown below) (1)	17,139	10,359
Selling and marketing (1)	18,169	12,718
Research and development (1)	7,899	5,047
General and administrative (1)	10,318	6,206
Amortization of intangible assets resulting from acquisitions	1,994	507

Total expenses from operations	55,519	34,837

(Loss) income from operations	(2,567)	1,302
Interest and other (expense) income, net	(89)	114
Gain (loss) from foreign currency	150	(117)

(Loss) income before income taxes	(2,506)	1,299
Income tax benefit (provision)	2,172	(1,070)

Net(loss) income	$(334)	$229

Net(loss) income available to common stockholders per common share:
Basic	$(0.01)	$0.01
Diluted	$(0.01)	$0.01

Weighted -average number of shares used in per share calculation — common stock
Basic	31,656,904	30,630,461
Diluted	31,656,904	31,475,136

(1)	Amortization of stock-based compensation is included in the line items above as follows:

Cost of revenues	$462	$230
Selling and marketing	1,953	1,219
Research and development	431	264
General and administrative	2,678	961

comScore, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	March 31,	December 31,
	2011	2010
		*
Assets
Current assets:
Cash and cash equivalents	$41,080	$33,736
Accounts receivable, net of allowances of $1,181 and $725, respectively	47,562	54,269
Prepaid expenses and other current assets	11,072	8,391
Deferred tax assets	6,712	6,701

Total current assets	106,426	103,097
Long-term investments	2,877	2,819
Property and equipment, net	27,478	28,637
Other non-current assets	1,155	733
Long-term deferred tax assets	11,712	11,316
Intangible assets, net	49,451	50,260
Goodwill	87,742	86,217

Total assets	$286,841	$283,079

Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$6,408	$5,588
Accrued expenses	15,791	15,297
Deferred revenues	71,591	70,611
Deferred rent	911	941
Deferred tax liability	—	132
Capital lease obligations	4,731	4,659

Total current liabilities	99,432	97,228
Deferred rent, long-term	7,797	8,019
Deferred tax liability, long-term	—	744
Capital lease obligations, long-term	6,983	7,959
Other long-term liabilities	3,437	3,297

Total liabilities	117,649	117,247

Stockholders’ equity:
Common stock	32	32
Additional paid-in capital	218,162	216,895
Accumulated other comprehensive income	4,593	2,166
Accumulated deficit	(53,595)	(53,261)

Total stockholders’ equity	169,192	165,832

Total liabilities and stockholders’ equity	$286,841	$283,079

*	Information derived from the audited Consolidated Financial Statements

comScore, Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Three Months Ended
	March 31,
	2011	2010
	(unaudited)
Operating Activities:
Net (loss) income	$(334)	$229
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	3,101	1,619
Amortization of intangible assets resulting from acquisitions	1,994	507
Provisions for bad debts	295	17
Stock-based compensation	5,524	2,676
Amortization of deferred rent	(263)	(219)
Amortization of bond premium	—	112
Deferred tax (benefit) provision	(1,189)	811
Loss on asset disposal	8	1

Changes in operating assets and liabilities:
Accounts receivable	6,856	3,802
Prepaid expenses and other current assets	(3,015)	189
Accounts payable, accrued expenses, and other liabilities	1,787	1,168
Deferred revenues	358	3,478
Deferred rent	(1)	365

Net cash provided by operating activities	15,121	14,755

Investing activities:
Acquisitions, net of cash acquired	—	(16,788)
Sales and maturities of investments	—	12,754
Purchase of property and equipment	(1,578)	(1,689)

Net cash (used in) provided used in investing activities	(1,578)	(5,723)

Financing activities:
Proceeds from the exercise of common stock options	190	608
Repurchase of common stock	(5,372)	(2,910)
Principal payments on capital lease obligations	(1,163)	(90)

Net cash used in financing activities	(6,345)	(2,392)

Effect of exchange rate changes on cash	146	(294)

Net (decrease) increase in cash and cash equivalents	7,344	6,346
Cash and cash equivalents at beginning of period	33,736	58,284

Cash and cash equivalents at end of period	$41,080	$64,630

Reconciliation of GAAP revenue to non-GAAP Revenue
(dollars in thousands)

	Three Months Ended
	March 31,
	2011	2010
	(unaudited)
Revenue	$52,952	$36,139
Purchase accounting impact on acquired deferred revenue	1,300	—

Non-GAAP Revenue	$54,252	$36,139

Reconciliation from Income before income taxes to Non-GAAP Net Income and Adjusted EBITDA
(dollars in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2011	2010
	(unaudited)
(Loss) income before income taxes	$(2,506)	$1,299
Deferred tax benefit (provision)	1,189	(811)
Current cash tax benefit (provision)	983	(259)

Net(loss) income	(334)	229

Purchase accounting impact on acquired deferred revenue	1,300	—
Amortization of acquired intangibles	1,994	507
Stock-based compensation (1)	5,524	2,674
Costs related to acquisitions and restructuring	137	799
Costs related to litigation	225	—
Deferred tax (benefit) provision	(1,189)	811

Non-GAAP net income	7,657	5,020

Current cash tax (benefit) provision	(983)	259
Depreciation	3,101	1,619
Interest Exp (income), net	105	(83)

Adjusted EBITDA	9,880	6,815
Adjusted EBITDA margin (%)	19%	19%

EPS (diluted)	$(0.01)	$0.01
Non-GAAP EPS (diluted)	$0.24	$0.16

Weighted -average number of shares used in per share calculation — common stock

GAAP EPS (diluted)	31,656,904	31,475,136
Non-GAAP EPS (diluted)	32,332,536	31,475,136

(1)	The three months ended March 31, 2011 and 2010 includes $1.3 million and $0.0 million, respectively, related to market-based performance equity grants.

Reconciliation from GAAP Operating Cash Flow to Free Cash Flow
(dollars in thousands)

	Three Months Ended
	March 31,
	2011	2010
	(unaudited)
Net cash provided by operating activities	$15,121	$14,755
Purchase of property and equipment	(1,578)	(1,689)

Free cash flow	$13,543	$13,066

Reconciliation from Income before income taxes to Adjusted EBITDA (Guidance)
(dollars in thousands)
Forecasted amounts for the three and twelve months ended June 30, and December 31, 2011 are based on the mid-points of the range of guidance provided herein
The three and twelve months ended June 30, and December 31, 2010 reflect reported results

	Three Months Ended		Full Year
	June 30,		December 31,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Revenue	$57,600	$41,962	$238,000	$174,999
Purchase accounting impact on acquired deferred revenue	300	—	1,600	3,888

Revenues	57,900	41,962	239,600	178,887

(Loss) income before income taxes	$(6,000)	$1,811	$(4,500)	$(1,753)
Purchase accounting impact on acquired deferred revenue	300	—	1,600	3,888
Amortization of acquired intangibles	2,000	658	7,900	4,534
Stock-based compensation	5,400	3,489	21,600	17,774
Costs related to acquisitions and restructuring	300	1,176	1,200	5,421
Costs related to litigation	5,100	—	10,300	—
Depreciation	3,200	1,867	13,300	8,422
Interest (income) expense, net	100	(27)	400	(7)

Adjusted EBITDA	$10,400	$8,974	$51,800	$38,279

Adjusted EBITDA margin (%)	18%	21%	22%	22%